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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (Date of earliest event reported)
                                JANUARY 18, 2007

                        RAPTOR NETWORKS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           COLORADO                                            84-1573852
        (State or other                                      (IRS Employer
jurisdiction of incorporation)                           Identification Number)

                                    333-74846
                            (Commission File Number)

                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                    (Address of Principal Executive Offices)

                                 (949) 623-9305
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         As previously disclosed in Raptor Networks Technology, Inc.'s (referred to herein as the "Company") Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on July 31, 2006, on July 30, 2006 the Company entered into a Securities Purchase Agreement ("Original Purchase Agreement") with three institutional accredited investors (the "Investors"), and, on July 31, 2006, a series of related agreements, including a Registration Rights Agreement ("Original Registration Rights Agreement") and the issuance by the Company of Senior Convertible Notes ("Original Notes"), Series L Warrants ("Original Series L Warrants") and Series M Warrants ("Original Series M Warrants") to the Investors. The Original Notes were modified on October 11, 2006, as previously disclosed in the Company's Current Report on Form 8-K filed with the SEC on October 12, 2006.

         The Company entered into an Amendment and Exchange Agreement, dated as of January 18, 2007, with each of the Investors (the "Amendment Agreements"), providing for, among other things:

         o Certain amendments to the terms of the Original Purchase Agreement, the Original Notes, the Original Series L Warrants, the Original Series M Warrants and the Original Registration Rights Agreement, as described in more detail below. The Company did not receive any additional cash consideration for these amendments.

         o The issuance by the Company of a new Senior Convertible Note ("New Note") in the aggregate principal amount of $1.6 million, a new Series L Warrant ("Series L-2 Warrant") and a new Series M Warrant ("Series M-2 Warrant") to one of the Investors as described in more detail below. The Company received aggregate gross proceeds from the Investor of $1.6 million for the issuance of the New Note, the Series L-2 Warrant and the Series M-2 Warrant.

AMENDMENTS TO EXISTING AGREEMENTS
---------------------------------

         Pursuant to the January 19, 2007 closing of the Amendment Agreements, the terms of the Original Purchase Agreement, the Original Notes, the Original Series L Warrants, the Original Series M Warrants and the Original Registration Rights Agreement were amended as follows:

         AMENDMENT AGREEMENTS
         --------------------

         The Amendment Agreements provide for, among other things:

         o The Company to obtain stockholder approval on or before April 30, 2007 to increase the Company's authorized level of Common Stock from 110,000,000 shares to 200,000,000 shares. The Original Purchase Agreement had previously required an increase to 150,000,000 shares. Failure to obtain the required stockholder approval by April 30, 2007 will, among other things, result in an event of default under the Original Notes and the New Note.

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         o        A waiver by the Investors of any defaults, fees or penalties that the Investors may have otherwise been entitled to as a result of the Company's failure to have a registration statement declared effective by the SEC in accordance with the Original Registration Rights Agreement or as a result of the Company's failure to make certain principal and interest payments under the Original Notes prior to the effectiveness of the Amendment Agreements.

         ORIGINAL NOTES
         --------------

         The Original Notes were amended and restated to, among other things:

         o Increase the aggregate principal amount of the Original Notes from $5 million to an aggregate principal amount of approximately $7.2 million. This increase was a result of certain fees and costs agreed upon by the Company and the Investors and added to the original principal amount of the Original Notes. This amended principal amount may be reduced by an aggregate of up to $621,825 if the Company is able to have a registration statement covering at least 15,267,292 shares of Common Stock underlying the Original Notes and the New Note declared effective by the SEC on or before February 11, 2007.

         o Extend the first principal payment date from November 30, 2006 to the earlier of (i) the first day of the month following the month a registration statement covering at least 15,267,292 shares of Common Stock underlying the Original Notes and New
                  Note is declared effective by the SEC and (ii) May 1, 2007.

         ORIGINAL SERIES L WARRANTS AND ORIGINAL SERIES M WARRANTS
         ---------------------------------------------------------

         The Original Series L Warrants and the Original Series M Warrants were amended and restated to, among other things:

         o Increase the aggregate number of shares of Common Stock issuable under the Original Series L Warrants by 3,413,125, from 17,065,623 shares to 20,478,748 shares.

         o Reduce the exercise price of both the Original Series L Warrants and the Original Series M Warrants from $0.5054 per share to $0.43948 per share.

         o Extend the expiration date of both the Original Series L Warrants and the Original Series M Warrants from 60 months after their original issuance date to 84 months after the date a registration statement covering shares of Common Stock underlying the respective warrant is declared effective by the SEC.

         ORIGINAL REGISTRATION RIGHTS AGREEMENT
         --------------------------------------

         The Original Registration Rights Agreement was amended and restated to, among other things:

         o Reduce the number of shares of Common Stock to initially be registered with the SEC for resale by the Investors from 34,078,554 shares to 15,267,292 shares.

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         o        Eliminate the requirement that the Company register 130% of the shares of Common Stock underlying the Original Notes, the Original Series L Warrants and the Original Series M Warrant, as was previously required pursuant to the Original Registration Rights Agreement once the Company obtained stockholder approval for an increase in the Company's authorized level of Common Stock.

         o Require that the Company file and have declared effective by the SEC additional registration statements, which are to be filed within 30 days of the request of an Investor. Investor requests may be made at any time on or after the five month anniversary of the effective date of the most recent registration statement covering shares of Common Stock underlying securities held by the Investors. Each additional registration statement shall cover the maximum number of shares permitted by the SEC. Each additional registration statement must be declared effective by the SEC within 60 days of the applicable Investor request (or 90 days if there is a full review by the SEC of the applicable additional registration statement). The Company's obligation to file additional registration statements shall continue until either all of the shares underlying the notes and warrants held by the Investors have been covered by a registration statement or all of the shares underlying the notes and warrants may be sold by the Investors without restriction under Rule 144(k) promulgated under the 1933 Act.

ISSUANCE OF NEW SECURITIES
--------------------------

         In addition to the amendments described above, the Amendment Agreements provided for the issuance of additional securities to one of the Investors in exchange for an additional $1.6 million in aggregate gross proceeds to the Company as follows:

         o        A New Note in the aggregate principal amount of $1.6 million.

         o A Series L-2 Warrant to purchase up to 7,281,332 shares of Common Stock.

         o A Series M-2 Warrant to purchase up to 2,366,433 shares of Common Stock.

SUMMARY OF ORIGINAL PURCHASE AGREEMENT AS AMENDED BY THE AMENDMENT AGREEMENTS
-----------------------------------------------------------------------------

         The following is intended to provide a brief summary of the terms of the agreements and securities described above after taking into account the effect of Amendment Agreements. This summary is not complete, and is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions. For purposes of this summary: (i) the Original Purchase Agreement as amended by the Amendment Agreements is referred to as the "Amended Purchase Agreement"; (ii) the Original Notes as amended and restated pursuant to the Amendment Agreements are referred to as the "Amended Notes" and the New Note and the Amended Notes are together referred to as the "Notes"; (iii) the Original Series L Warrants and the Original Series M Warrants, each as amended and restated pursuant to the Amendment Agreements, are referred to as the "Series L-1 Warrants" and the "Series M-1 Warrants," respectively; (iv) the Series L-1 Warrants and the Series L-2 Warrant are collectively referred to as the "Series L Warrants"; (v) the Series M-1 Warrants and the Series M-2 Warrant are collectively referred to as the "Series M Warrants"; (vi) the Series L Warrants and the Series M Warrants are together referred to as the "Warrants"; and (vii) and the Original Registration Rights Agreement as amended and restated pursuant to the Amendment Agreements is referred to as the "Amended Registration Rights Agreement."

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         AMENDED PURCHASE AGREEMENT
         --------------------------

         The Original Purchase Agreement provided for the purchase by the Investors of the Original Notes, the Original Series L Warrants and the Original Series M Warrants. The Company received aggregate gross proceeds of $5 million from the Investors under the Original Purchase Agreement. The Original Notes, the Original Series L Warrants and the Original Series M Warrants were subsequently amended and restated pursuant to the Amendment Agreements in the form of the Amended Notes, the Series L-1 Warrants and Series M-1 Warrants. The Amended Agreements also provide for the purchase by one of the Investors of the New Note, the Series L-2 Warrant and the Series M-2 Warrant, for which the Company received an additional $1.6 million in gross proceeds from the Investor.

         The Amended Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Amended Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Amended Purchase Agreement should not be relied upon by others who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

         The Amended Purchase Agreement contains covenants on the part of the Company that are typical for transactions of this type, as well as the following covenants:

         o The Company will use the estimated $6.2 million in net proceeds approximately as follows:

                           Pay down of debt           $ 1,200,000

                           Funding of operations      $ 3,500,000

                           Capital expenditures       $   500,000

                           Working capital            $ 1,000,000

         o The Company will not, while the Notes are outstanding, directly or indirectly redeem or pay any cash dividend or distribution on the Company's Common Stock, without the consent of the holders of the Notes.

         o The Company will not issue any additional Notes or any form of convertible, exchangeable or exercisable securities with a price that varies or may vary with the market price of the Common Stock, and the Company will not conduct any securities offerings until:

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                  o        its stockholders approve an increase in the Company's
                           authorized level of Common Stock from 110,000,000 shares to at least 200,000,000 shares; and

                  o the Initial Registration Statement (as defined below) and all Additional Registration Statements
                           (as defined below) are declared effective by the SEC.

         o The Company will not file any registration statements, other than the Initial Registration Statement and the Additional Registration Statements, with the SEC within 120 business days following the date the Initial Registration Statement or any Additional Registration Statement is declared effective by the SEC.

         o The Company will not conduct any other securities offerings or be party to any solicitations, negotiations or discussion regarding any other securities offering within 120 business days following the date the Initial Registration Statement or any Additional Registration Statement is declared effective by the SEC.

         o The Company will offer to the Investors, until the later to occur of (i) July 31, 2008 or (ii) the date on which none of the Notes are outstanding, the opportunity to participate in any subsequent securities offerings by the Company.

         o The Company will seek stockholder approval to increase the Company's authorized level of Common Stock from 110,000,000 shares to at least 200,000,000 shares and if, despite the Company's best efforts, stockholder approval is not obtained on or before April 30, 2007, to continue to seek stockholder approval every six months thereafter until such stockholder approval is obtained; provided that if the Company's Board of Directors does not recommend that its stockholders approve the increase in authorized Common Stock and stockholder approval is not obtained, then the Company shall continue to seek stockholder approval every three months until the Notes are no longer outstanding or until stockholder approval is obtained.

         o If the Common Stock is listed on a market other than the OTC Bulletin Board and the issuance of the shares underlying the Notes and Warrants would exceed the number of shares of Common Stock the Company may issue under the rules and regulation of such other market, then the Company will seek stockholder approval as required by such other market to permit the listing of all of the shares underlying the Notes and Warrants within 75 days of the Company's Common Stock being listed on the exchange or market and if, despite the Company's best efforts, stockholder approval is not obtained, continue to seek stockholder approval every six months thereafter until such stockholder approval is obtained or the Notes are no longer outstanding.

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         The Amended Purchase Agreement also obligates the Company to indemnify the Investors, subsequent holders of the Notes and Warrants and various related parties for certain losses including those resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any obligation of the Company, and (3) certain claims by third parties.

         SENIOR CONVERTIBLE NOTES
         ------------------------

         The Notes have an aggregate principal amount of approximately $8.8 million and are convertible into shares of the Company's Common Stock at an initial conversion price of $0.43948 per share, subject to adjustment as described below (the "Conversion Price"). The principal amount of the Amended Notes may be reduced by an aggregate of up to $621,825 if the Company is able to have the Initial Registration Statement declared effective by the SEC on or before February 11, 2007. The Notes mature on July 31, 2008 (the "Maturity Date"), subject to the right of the Investors to extend the date for the payment of any installment of principal (as described below). The Notes bear interest at the rate of 9.25% per annum, which rate may be adjusted to 7.0% per annum at the beginning of each calendar quarter if certain conditions are satisfied. The interest rate is increased to 15% upon the occurrence of an event of default (as described below).

         REPAYMENT OF PRINCIPAL

         The principal amount of the Notes is to be repaid beginning on the earlier of (i) the first day of the month following the month the Initial Registration Statement is declared effective by the SEC and (ii) May 1, 2007, and, thereafter, the first day of each calendar month. The amount of each payment shall be equal to the quotient of (a) the aggregate outstanding principal of the Notes divided by (b) the number of months until the Maturity Date. Such principal payments shall be paid in shares of the Company's Common Stock (subject to the satisfaction of the conditions listed below) or, at the option of the Company, in cash or a combination of cash and shares of Common Stock.

         In order for principal payments to be paid in shares of Common Stock, all of the following conditions must be satisfied at the time of such payment:

         o        Either:

                  o The shares of Common Stock used to make the principal payment are covered by a registration statement that has been effective for a certain continuous period of time (up to six months), subject to certain grace periods; or

                  o All shares of Common Stock issuable upon conversion in full of the Notes and exercise in full of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws;

         o During the entire six-month period immediately preceding the principal payment date, the Company's Common Stock shall have been designated for quotation on the OTC Bulletin Board, or any other eligible exchange or market permitted by the Notes, and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two days due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either in writing by such exchange or market or due to the Company falling below the minimum listing maintenance requirements of such exchange or market;

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         o        During the entire one-year period immediately preceding the principal payment date, the Company shall have delivered shares of Common Stock upon conversion of the Notes and upon exercise of the Warrants on a timely basis;

         o The Common Stock used to make the principal payment may be issued without violating the ownership limitations described in more detail below prohibiting an Investor from owning in excess of 4.99% of the Company's outstanding shares of Common Stock (which limit may be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon 61-days prior notice to the Company) and without violating the regulations of the OTC Bulletin Board or other eligible exchange or market on which the Company's Common Stock may then trade;

         o The Company has not failed to timely make any payments due under the Amended Purchase Agreement, the Notes, the Warrants or the Amended Registration Rights Agreement, within ten business days of when such payment is due;

         o During the entire six-month period immediately preceding the principal payment date, the Company shall not have publicly announced that certain types of transactions involving a change of control are pending, proposed or intended that have not been abandoned, terminated or consummated;

         o During the entire six-month period immediately preceding the principal payment date, no event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the Notes;

         o The Company shall have no knowledge of any fact that would cause:

                  o The registration statement covering the shares of Common Stock used to make the principal payment not to be effective and available for the resale of such shares of Common Stock, or

                  o Any shares of Common Stock issuable upon conversion of the Notes or upon exercise of the Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) of the 1933 Act and any applicable state securities laws;

         o If the principal payment to be made in shares of Common Stock occurs after April 30, 2007, the Company must have obtained stockholder approval to increase its authorized level of Common Stock from 110,000,000 shares to at least 200,000,000 shares;

         o If the Company's Common Stock is listed on an exchange or market other than the OTC Bulletin Board and the issuance of the shares of Common Stock underlying the Notes and the Warrants would exceed the number of shares of Common Stock the Company may issue under the rules and regulations of such exchange or market, then the Company must have obtained stockholder approval, within 75 days of the Company's Common Stock being listed on the exchange or market, to permit the listing of all of the shares of Common Stock underlying the Notes and the Warrants; and

         o The Company must be in compliance with, and must not have breached any provision, covenant, representation or warranty of, the Amended Purchase Agreement, the Notes, the Warrants or the Amended Registration Rights Agreement.

         When the Company uses Common Stock to make a principal payment, the Company shall deliver shares to the Investors the day after the principal payment due date in an amount equal to the principal payment amount divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of the Company's Common Stock for the five days preceding the payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share ("First Calculation"). After 20 trading days has elapsed from the principal due date, the amount of principal paid in Common Stock will then again be divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of the Company's Common Stock for the 20 days after the principal payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share ("Second Calculation"). If the Second Calculation results in a larger number than the First Calculation, the Investors shall be issued additional shares to cover the difference between the Second Calculation and the First Calculation. If the Second Calculation is less than the First Calculation, the outstanding principal amount of the Note will be reduced.

         Subject to the Company's right to require the Investors to convert all or a portion of the Notes, which is discussed below, the Investor may, upon notice to the Company, elect to defer payments for a period of up to two years from the date such installment was originally due.

         PAYMENT OF INTEREST

         Interest on the Notes is payable quarterly beginning on April 1, 2007. The portion of each interest payment that relates to principal amounts paid by the Company in shares of Common Stock may, at the option of the Company if certain conditions are satisfied, be paid by the issuance of Common Stock. The other portion of each interest payment must be paid in cash. Any shares of Common Stock used to pay interest will be valued at 90.0% of the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding the interest payment date; provided that the shares of Common Stock used to pay interest will be valued at 92.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share.

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         CONVERSION

         The Notes are convertible at the option of the holders into shares of the Company's Common Stock at an initial Conversion Price of $0.43948 per share, subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to a "full ratchet" anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable Conversion Price, immediately reduces the Conversion Price to equal the price at which the Company issues or is deemed to have issued its Common Stock.

         Subject to certain conditions, the Company may require the Investors to convert up to 50%, subject to certain limitations, or 100%, of the Notes after the SEC has declared effective the Initial Registration Statement at any time when the shares of the Company's Common Stock are trading at or above 150% of the initial Conversion Price in the case of a conversion of up to 50% of the Notes or at or above 175% of the initial Conversion Price in the case of a conversion of up to 100% of the Notes (a "Mandatory Conversion"). The Notes contain certain limitations on optional and mandatory conversion. For example, they provide that no conversion may be made if, after giving effect to the conversion, the Investor would own in excess of 4.99% of the Company's outstanding shares of Common Stock. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the Investor upon 61-days prior notice to the Company.

         The Notes impose penalties on the Company for any failure to deliver any shares of its Common Stock issuable upon conversion.

         EVENTS OF DEFAULT

         The Notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

         o The failure of any registration statement required by the Amended Registration Rights Agreement to be declared effective by the SEC within 60 days after the date required by the Amended Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 10 consecutive days or more than an aggregate of 30 days in any 365-day period (other than certain allowable grace periods).

         o The suspension from trading or failure of the Common Stock to be listed for trading on the OTC Bulletin Board or another eligible market for more than 5 consecutive trading days or more than an aggregate of 10 trading days in any 365-day period.

         o The failure to issue shares upon conversion of a Note for more than 10 business days after the relevant conversion date or a notice of the Company's intention not to comply with a request for conversion.

         o The failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion in accordance to the terms of the Notes.

         o The failure to obtain stockholder approval to increase the Company's authorized level of Common Stock from 110,000,000 shares to at least 200,000,000 shares on or before April 30, 2007.

         If there is an event of default, then the Investors have the right to redeem all or any portion of the Notes, at the greater of (i) up to 125% of the sum of the outstanding principal, interest and late fees, depending on the nature of the default, and (ii) the product of (a) the greater of (1) the closing sale price for the Company's Common Stock on the date immediately preceding the event of default, (2) the closing sale price for the Company's Common Stock on the date immediately after the event of default and (3) the closing sale price for the Company's Common Stock on the date an Investor delivers its redemption notice for such event of default, multiplied by (b) 130% of the number of shares into which the Notes (including all principal, interest and late fees) may be converted.

         FUNDAMENTAL TRANSACTIONS

         The Notes prohibit the Company from entering into certain transactions involving a change of control, unless the successor entity is a publicly traded corporation, whose common stock is quoted on or listed on one of the exchanges specified in the Notes, and the successor assumes in writing all of the obligations of the Company under the Notes and the other transaction documents.

         In the event of such a transaction, the Investors have the right to force redemption of the Notes, at the greater of (i) 150% of the sum of the principal and interest and late fees, and (ii) the product of (x) 130% of the sum of the amount of principal, interest and late fees to be redeemed and (y) the quotient determined by dividing (A) the closing sale price of the Company's Common Stock after the announcement of a change of control by (B) the conversion price; provided, however, that if the change in control consideration exceeds 200% of the conversion price then in effect, then the 130% premium will be reduced to 120%.

         CONVERSION AND REDEMPTION

         The Investors may accelerate the partial payment of the Notes by requiring that the Company convert, or at the option of the Company, redeem in cash, up to an amount equal to 20% of the aggregate dollar trading volume of the Company's Common Stock over the prior 20 trading day period. When the Company uses Common Stock to make the acceleration payment, the Company shall deliver shares to the Investors in an amount equal to the principal amount divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of the Company's Common Stock for the five days preceding the payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share.

         COVENANTS

         The Notes contain a variety of obligations on the part of the Company not to engage in certain activities, which are typical for transactions of this type, as well as the following covenants:

         o The Company will initially reserve out of the Company's authorized and unissued Common Stock an aggregate of 34,078,554 shares for the conversion of the Notes and exercise of the Warrants; provided, however, that if and after its stockholders approve an increase in the Company's authorized level of Common Stock from 110,000,000 shares to at least 200,000,000 shares, the Company will reserve a number of shares equal to 130% of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

         o The Company will not incur other indebtedness, except for certain permitted indebtedness.

         o The Company will not incur any liens, except for certain permitted liens.

         o The Company will not, directly or indirectly, redeem or repay all or any portion of any permitted indebtedness if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing.

         o The Company will not redeem, repurchase or pay any dividend or distribution on its capital stock without the consent of the Investors holding a majority of the aggregate outstanding principal of the Notes.

         PARTICIPATION RIGHTS

         The holders of the Notes are entitled to receive any dividends paid or distributions made to the holders of the Company's Common Stock on an "as if converted to Common Stock" basis.

         LIMITATIONS ON TRANSFER

         The Notes may be sold, assigned or transferred by the Investors without the Company's consent but subject to certain customary limitations on transfer which are typical for transactions of this type.

         PURCHASE RIGHTS

         If the Company issues options, convertible securities, warrants or similar securities to holders of its Common Stock, the holders of the Notes shall have the right to acquire the same as if it had converted its Note into Common Stock.

         SERIES L WARRANTS AND SERIES M WARRANTS
         ---------------------------------------

         The Series L Warrants are immediately exercisable and, in the aggregate, entitle the holders thereof to purchase up to 27,760,080 shares of the Company's Common Stock. The Series M Warrants become exercisable only upon a Mandatory Conversion, if any, and, in the aggregate, entitle the holders thereof to purchase up to 9,761,536 shares of the Company's Common Stock. Both the Series L Warrants and the Series M Warrants have an exercise price of $0.43948 per share and expire 84 months after a registration statement covering the shares underlying the respective Series L Warrant or Series M Warrant is declared effective by the SEC.

         Similar to the Notes, the Warrants require payments to be made by the Company for failure to deliver the shares of Common Stock issuable upon exercise. The Warrants also contain similar limitations on exercise, including the limitation that the Investors may not own in excess of 4.99% of the Company's outstanding shares of Common Stock (subject to an increase or decrease, upon at least 61-days notice by an Investor to the Company, of up to 9.99%).

         ANTI-DILUTION PROTECTION

         The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to adjustments for stock splits, combinations or similar events. In addition, the exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to a "full ratchet" anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable exercise price, immediately reduces the exercise price of the Warrants to equal the price at which the Company issues or is deemed to have issued its Common Stock and increases the number of shares exercisable under the Warrants by a ratio equal to the old exercise price divided by the new reduced exercise price.

         FUNDAMENTAL TRANSACTIONS

         The Company may not enter into a transaction involving a change of control unless the successor entity assumes the obligations of the Company under the Warrants and the successor entity is a publicly traded corporation whose common stock is quoted on or listed on one of the exchanges specified in the Warrants. Upon the occurrence of a transaction involving a permitted change of control, the holders of the Warrants will have the right, among others, to have the Warrants repurchased for a purchase price in cash equal to the Black Scholes value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants.

         PURCHASE RIGHTS

         If the Company issues options, convertible securities, warrants, stock, or similar securities to holders of its Common Stock, the holders of the Warrants shall have the right to acquire the same as if it had exercised its Warrants.

         REGISTRATION RIGHTS AGREEMENT
         -----------------------------

         The Amended Registration Rights Agreement requires that the Company file a registration statement with the SEC on or before January 23, 2007 (the "Initial Registration Statement") for the resale by the Investors of at least 15,267,292 shares of Common Stock underlying the Notes. The Initial Registration Statement must be declared effective by the SEC on or before April 15, 2007.

         The Company is also required to file additional registration statements (each an "Additional Registration Statement") for the resale of Common Stock underlying the Notes and Warrants, which are to be filed with the SEC within 30 days of the request of an Investor. Investor requests may be made at any time on or after the five month anniversary of the effective date of the most recent registration statement covering shares underlying the Notes or Warrants. Each Additional Registration Statement shall cover the maximum number of shares permitted by the SEC. Each Additional Registration Statement must be declared effective by the SEC within 60 days of the applicable Investor request (or 90 days if there is a full review by the SEC of the applicable Additional Registration Statement). The Company's obligation to file Additional Registration Statements shall continue until either all of the shares underlying the Notes and Warrants have been covered by a registration statement or all of the shares underlying the Notes and Warrants may be sold by the Investors without restriction under Rule 144(k) promulgated under the 1933 Act.

         Subject to certain grace periods, the Initial Registration Statement and each Additional Registration Statement must remain effective and available for use until the earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Rule 144(k) and the date all such securities have been sold pursuant to the registration statement. If the Company fails to meet the filing or effectiveness requirements of the Initial Registration Statement or any Additional Registration Statement, subject to certain grace periods, the Company is required to pay liquidated damages of $132,000 on the date of such failure and on every 30th day thereafter until such failure is cured. The total penalties payable by the Company for its failure to meet these filing and effectiveness requirements are capped at $825,000. The Amended Registration Rights Agreement provides for customary indemnification for the Company and the Investors.

         The Original Purchase Agreement, a form of Amendment and Exchange Agreement, a form of Amended Note, a form of New Note, a form of Series L-1 Warrant, a form of Series M-1 Warrant, a form of Series L-2 Warrant, a form of Series M-2 Warrant and the Amended Registration Rights Agreement are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the documents and agreements described. However, those documents and agreements, including without limitation the representations and warranties contained in those documents, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company's reports under the Securities Exchange Act of 1934, as amended.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On January 19, 2007, the Company amended the Original Notes and issued the New Note as described in Item 1.01 of this Current Report on Form 8-K. The details of these debt financings are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 2.03.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

         On January 19, 2007, the Company amended the Original Notes, the Original Series L Warrants and the Original Series M Warrants and issued the New Note, the Series L-2 Warrants and the Series M-2 Warrants as described in Item
1.01 of this Current Report on Form 8-K. The Company received gross proceeds of $5 million on July 31, 2006 and additional gross proceeds of $1.6 million on January 19, 2007 in connection with the issuance of these securities. The $8.8 aggregate principal amount of the Notes is convertible into 20,034,834 shares of the Company's Common Stock, based upon an initial Conversion Price of $0.43948 per share, which is subject to adjustment pursuant to the terms of the Notes. The Series L Warrants entitle the holders thereof to purchase up to an aggregate of 27,760,080 shares of the Company's Common Stock and the Series M Warrants entitle the holders thereof to purchase up to an aggregate of 9,761,536 shares of the Company's Common Stock. The details of these transactions are described in Item 1.01, which is incorporated in its entirety by this reference into this
Item 3.02.

         In connection with these transactions, the Company paid aggregate placement agent fees of $396,000 ($300,000 associated with the July 31, 2006 transactions and $96,000 associated with the January 19, 2007 transactions) and issued warrants to the placement agent to purchase an aggregate of 600,710 shares of the Company's Common Stock (455,084 warrants associated with the July 31, 2006 transactions and 145,626 warrants associated with the January 19, 2007 transactions). The placement agent warrants have an exercise price of $0.43948 per share and expire 5 years from the date of issuance.

         The Notes, the Warrants and the placement agent warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and Rule 506 promulgated by the SEC thereunder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

         EXHIBIT NUMBER    DESCRIPTION
         --------------    -----------

         10.1 Securities Purchase Agreement, dated July 30, 2006 (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on July 31, 2006).

         10.2              Form of Amendment and Exchange Agreement, dated
                           January 18, 2007.

         10.3 Form of Amended and Restated Senior Convertible Note, dated July 31, 2006.

         10.4              Senior Convertible Note, dated January 19, 2007.

         10.5              Form of Series L-1 Warrant, dated July 31, 2006.

         10.6              Form of Series M-1 Warrant, dated July 31, 2006.

         10.7              Series L-2 Warrant, dated January 19, 2007.

         10.8              Series M-2 Warrant, dated January 19, 2007.

         10.9 Amended and Restated Registration Rights Agreement, dated January 18, 2007.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 22, 2007        RAPTOR NETWORKS TECHNOLOGY, INC.



                              By:/S/ BOB VAN LEYEN
                                 -------------------------------------
                                 Bob van Leyen
                                 Chief Financial Officer and Secretary